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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 12, 2003




                               EDISON SCHOOLS INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                  000-27817                    13-3915075
(Jurisdiction of      (Commission File Number)     (IRS Employer Identification
Incorporation)                                               Number)

                          521 FIFTH AVENUE, 11TH FLOOR
                            NEW YORK, NEW YORK 10175
              (Address of registrant's principal executive office)

                                 (212) 419-1060
                         (Registrant's telephone number)
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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On September 12, 2003, Edison Schools Inc. (the "Company") issued a press release regarding its financial results for the fiscal year ended June 30, 2003. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference. The information provided in this report and in the press release attached as an exhibit hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

The attached press release contains information about EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) before income tax expense (benefit), interest expense, interest income, depreciation and amortization. The most directly comparable GAAP financial measure to EBITDA is net income (loss). A reconciliation of EBITDA to net loss is contained in the press release.

You should not consider EBITDA in isolation from, or as a substitute for, net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA is presented because management believes that it could be useful for investors in assessing operating performance and performance relative to financial obligations. Additionally, EBITDA is a measure commonly used by financial analysts because of its usefulness in evaluating operating performance. EBITDA, as used by the Company, is not necessarily comparable to similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.
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                                  EXHIBIT INDEX

EXHIBIT               DESCRIPTION
-------               -----------

99.1                  Press Release, dated September 12, 2003, issued by Edison
                      Schools Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EDISON SCHOOLS INC.

                                           By: /s/ CHRISTOPHER J. SCARLATA
                                               --------------------------------
                                               Christopher J. Scarlata
                                               Chief Financial Officer


Dated: September 12, 2003